Exhibit 1


        AMENDED AND RESTATED AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

                               Dated July 17, 2006

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

         This Agreement amends and restates in its entirety the Agreement as to Joint Filing of Schedule 13D previously entered into on January 26, 2006 by certain of the signatories hereto. This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


                               BLUE HARBOUR GROUP, LP

                               By: Blue Harbour Holdings, LLC,
                                   its general partner

                                   By: /s/ Clifton S. Robbins
                                       --------------------------------------
                                   Name: Clifton S. Robbins
                                   Title: Managing Member


                               BLUE HARBOUR STRATEGIC VALUE PARTNERS MASTER
                               FUND, LP

                               By: Blue Harbour GP, LLC,  its general partner

                                   By: /s/ Clifton S. Robbins
                                       --------------------------------------
                                   Name: Clifton S. Robbins
                                   Title: Managing Member


                               BLUE HARBOUR INSTITUTIONAL PARTNERS MASTER
                               FUND, L.P.

                               By: Blue Harbour GP, LLC,  its general partner

                                   By: /s/ Clifton S. Robbins
                                       --------------------------------------
                                   Name: Clifton S. Robbins
                                   Title: Managing Member


                               BLUE HARBOUR GP, LLC

                               By: /s/ Clifton S. Robbins
                                   ------------------------------------------
                               Name: Clifton S. Robbins
                               Title: Managing Member


                               BLUE HARBOUR HOLDINGS, LLC

                               By: /s/ Clifton S. Robbins
                                   ------------------------------------------
                               Name: Clifton S. Robbins
                               Title: Managing Member



                               /s/ Clifton S. Robbins
                               ----------------------------------------------
                               Name: Clifton S. Robbins